SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2003

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	333-33772	35-1933097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278
(Address of Principal Executive Offices)

317-872-3000
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountants.

(a)                                  Previous Independent Accountants

On June 6, 2003, the Company’s 401(k) Administration Committee dismissed Ernst & Young, LLP (“E&Y”) as the independent auditors for the Interactive Intelligence, Inc. 401(k) Savings Plan (“Plan”) and retained KPMG LLP (“KPMG”) as such independent auditors.

The most recent reports of E&Y for the Plan for the two fiscal years ended December 31, 2001 and 2000, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years of the Plan ended December 31, 2002 and 2001 and through June 6, 2003, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the two most recent fiscal years of the Plan ended December 31, 2002 and 2001, and through June 6, 2003, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

E&Y has furnished the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating that it agrees with the above statements. A copy of such letter dated June 12, 2003 is filed as Exhibit 16.1 to this Form 8-K.

(b)                                 New Independent Accountants

The Company has engaged KPMG as independent auditors for the Plan effective as of June 6, 2003.  During the two most recent fiscal years ended December 31, 2002 and 2001, and through June 6, 2003, the Company has not consulted with KPMG regarding either:  (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related in instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

 Item 7.    Financial Statements and Exhibits.

(c ) Exhibits

Number	Exhibit

16.1	Letter dated June 12, 2003 from Ernst & Young, LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. 401(k) Savings Plan (Registrant)
By: Interactive Intelligence Inc. Administrative Committee

Date: June 13, 2003	/s/ Barbara J. Claassen
Barbara J. Claassen, Member

/s/ John R. Gibbs

John R. Gibbs, Member

/s/Debra L. Jones
Debra L. Jones, Member

/s/ Keith A. Midkiff
Keith A. Midkiff, Member

INDEX TO EXHIBITS

Exhibit	Description
16.1	Letter dated June 12, 2003 from Ernst & Young, LLP to the Securities and Exchange Commission